Exhibit 5

May 22, 2008

The Board of Directors

EvergreenBancorp, Inc.

1111 Third Avenue, Suite 2100

Seattle, Washington 98101

Re:	Legal Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3D (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to 125,000 shares of common stock, no par value per share (the “Shares”), of EvergreenBancorp, Inc., a Washington corporation (the “Company”). The Shares are reserved and authorized for issuance under the EvergreenBancorp, Inc. Dividend Reinvestment Plan (the “Plan”).

In connection with the filing of the Registration Statement, we have examined: (i) the Registration Statement, including the remainder of the exhibits; (ii) the Company’s Second Amended and Restated Articles of Incorporation; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion of the Shares, have been duly authorized and that, upon registration of the Shares, issuance by the Company of and receipt of the consideration for the Shares, consistent with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

EvergreenBancorp, Inc.

May 22, 2008

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

GRAHAM & DUNN PC

/s/ Graham & Dunn PC

Pier 70

2801 Alaskan Way ~ Suite 300

Seattle WA 98121-1128

Tel 206.624.8300

Fax 206.340.9599

www.grahamdunn.com